UNION PACIFIC CORPORATION ANNOUNCES THIRD QUARTER RESULTS

         Omaha, NE, October 21, 1999 -- Union Pacific Corporation today reported a strong rebound in year-over-year operating performance. Income from continuing operations totaled $218 million, or $.86 per diluted share, in the third quarter of 1999, compared with $34 million, or $.14 per diluted share, in 1998. Net income for this year's third quarter was $245 million, or $.96 per diluted share, reflecting a one-time after-tax gain of $27 million, or $.10 per diluted share, from the adjustment of a liability related to the discontinued operations of a former subsidiary. Third quarter results included one-time after-tax merger implementation expenses of $13 million, or $.05 per diluted share in 1999, and $7 million, or $.03 per diluted share in 1998.
         Union Pacific Corporation, excluding Overnite, reported record operating income of $507 million in the third quarter of 1999, compared to $203 million for the same period in 1998. Commodity revenues were up 10 percent, to a record $2.5 billion for the quarter, with gains in all six of the major business groups. Particular strength was seen in Intermodal, Autos, Agricultural Products and Energy, which increased 19 percent, 17 percent, 10 percent, and 9 percent respectively. Increased revenues combined with productivity improvements to reduce the third quarter operating ratio by 11.0 percentage points to 80.6 percent.
         Overnite Transportation reported third quarter operating income of $8 million compared to $12 million in 1998 (before goodwill amortization of $5 million in 1998). Overnite's revenues in the quarter increased 8 percent to $277 million from $257 million in 1998. Its operating ratio rose 1.8 percentage points to 97.1 percent.

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         For the first nine months of 1999, the Corporation  reported  operating income of $1.32 billion and net income of $568 million, compared to an operating income of $104 million and a loss of $444 million for the same period in 1998.
         "We're regaining our operating and financial momentum and returning to 'Union Pacific territory' with our Third Quarter results," said Dick Davidson, Chairman and Chief Executive Officer. "But there's still tremendous opportunity ahead of us. We've just started to tap the potential of our merged rail franchise, and we're pushing forward to achieve those benefits for our customers, our employees and our shareholders." Third quarter and nine-month income statements are attached. Media inquiries should be directed to John Bromley at Union Pacific Railroad, (402) 271-3475.

(This press release and related materials contain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The forward-looking statements may include, without limitation, statements concerning projections, predictions or expectations as to Union
Pacific Corporation's business, financial or operational results, future economic performance, the objectives of management, statements that we do not expect that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or other matters will have a material adverse affect on our consolidated financial position, results of operations or liquidity and other similar expressions concerning matters that are not historical facts. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to, whether we are fully successful in implementing our financial and operational initiatives; industry competition, conditions and performance; legislative and/or regulatory developments; natural events such as severe weather, floods and earthquakes; the effects of adverse general economic conditions; changes in fuel prices; labor stoppages; the impact of year 2000 systems problems; and the outcome of claims and litigation, including claims arising from environmental investigations or proceedings. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.


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                            UNION PACIFIC CORPORATION
                        STATEMENT OF CONSOLIDATED INCOME
                     For the Three Months Ended September 30
                 (Dollars in Millions, Except Per Share Amounts)
                                   (Unaudited)

                                                  1999      1998   Pct Chg
                                               -------    -------  -------
Operating Revenue                              $ 2,893    $ 2,660    +  9
Operating Expense - a)                           2,378      2,450    -  3
                                               -------    -------
Operating Income                                   515        210    F
Other Income - Net                                  24         36    - 33
Interest Expense                                  (184)      (188)   -  2
                                               -------    -------
Income Before Income Taxes                         355         58    F

Income Taxes                                      (137)       (24)   U
                                               -------    -------
Income From Continuing Operations                  218         34    F

Income From Discontinued Operations - b)            27       --      F
                                               -------    -------
Net Income                                     $   245    $    34    F
                                               =======    =======

Basic Earnings Per Share
Income From Continuing Operations              $  0.88    $ 0.14     F

Diluted Earnings Per Share:
Income From Continuing Operations              $  0.86    $ 0.14     F
Income From Discontinued Operations               0.10      --       F
                                               -------    ------
Net Income .........                           $  0.96    $ 0.14     F
                                               =======    ======
Average Basic Shares Outstanding (MM)            246.6     246.1

Average Diluted Shares Outstanding (MM) - c)     270.1     246.7

a) Includes one-time merger expenses of $20 million pre-tax ($13 million after-tax or $.05 per diluted share) in 1999, $12 million pre-tax ($7 million after-tax or $.03 per share) in 1998. Merger expenses include severance, relocation and certain other costs related to Union Pacific employees affected by the merger. Also includes $5 million of Overnite goodwill amortization in 1998.

b) Represents an adjustment of a liability established in connection with the discontinued operation of a former subsidiary.

c) 1998 excludes 21.8 million anti-dilutive common stock equivalents.



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                            UNION PACIFIC CORPORATION
                        STATEMENT OF CONSOLIDATED INCOME
                     For the Nine Months Ended September 30
                 (Dollars in Millions, Except Per Share Amounts)
                                   (Unaudited)

                                                    1999       1998   Pct Chg
                                                  -------    -------  -------
Operating Revenue                                 $ 8,406    $ 7,869    +  7
Operating Expense - a)                              7,088      7,765    -  9
                                                  -------    -------
Operating Income                                    1,318        104    F
Other Income - Net                                     73        113    - 35
Interest Expense                                     (554)      (526)   +  5
                                                  -------    -------
Income (Loss) Before Income Taxes                     837       (309)   F
Income Tax (Expense) Benefit                         (296)       127    U
                                                  -------    -------
Income (Loss) From Continuing Operations              541       (182)   F
Income (Loss) From Discontinued Operations - b)        27       (262)   F
                                                  -------    -------
Net Income (Loss)                                 $   568    $  (444)   F
                                                  =======    =======
Basic Earnings (Loss) Per Share:
Income (Loss) From Continuing Operations          $  2.19    $ (0.74)   F

Diluted Earnings (Loss) Per Share:
Income (Loss) From Continuing Operations          $  2.17    $ (0.74)   F
Income (Loss) From Discontinued Operations           0.10      (1.06)   F
                                                  -------    -------
Net Income (Loss)                                 $  2.27    $ (1.80)   F
                                                  =======    =======
Average Basic Shares Outstanding (MM)               246.5     246.0

Average Diluted Shares Outstanding (MM) - c)        269.6     246.0

a) Includes one-time merger expenses of $48 million pre-tax ($30 million after-tax or $.11 per diluted share) in 1999, $58 million pre-tax ($36 million after-tax or $.15 per share) in 1998. Merger expenses include severance, relocation and certain other costs related to Union Pacific employees affected by the merger. Also includes $15 million of Overnite goodwill amortization in 1998.

b) 1999 represents an adjustment of a liability established in connection with the discontinued operation of a former subsidiary. 1998 represents a provision for the expected loss from the proposed sale of Overnite. In the fourth quarter of 1998, the Corporation reclassified Overnite's results to continuing operations and reversed the $262 million loss from discontinued operations.

c) 1998 excludes 16.0 million anti-dilutive common stock equivalents.